Exhibit 99

FOR IMMEDIATE RELEASE

3M Delivers Fourth-Quarter Sales of $7.4 Billion and Earnings of $1.41 per Share;

Company Posts Record Full-Year Sales of $29.9 Billion and Earnings of $6.32 per Share

ST. PAUL, Minn. — January 24, 2013 - 3M (NYSE: MMM) today reported fourth-quarter earnings of $1.41 per share, an increase of 4.4 percent versus the fourth quarter of 2011. Operating income was $1.4 billion and operating income margins for the quarter were 19.5 percent. Fourth-quarter net income was $1.0 billion and free cash flow was $1.2 billion.

Sales rose 4.2 percent year-on-year to $7.4 billion, an all-time fourth-quarter record. Organic local-currency sales grew 4.3 percent, acquisitions added 0.9 percent to sales and currency impacts reduced sales by 1.0 percent year-on-year.

Organic local-currency sales growth was 8.7 percent in Consumer and Office, 8.3 percent in Display and Graphics, 5.9 percent in Health Care, 3.9 percent in Industrial and Transportation and 1.8 percent in Electro and Communications; Safety, Security and Protection Services declined 1.7 percent year-on-year. On a geographic basis, organic local-currency sales grew 9.7 percent in Latin America/Canada, 5.8 percent in Asia Pacific, 5.2 percent in the U.S. and declined 1.0 percent in EMEA (Europe, Middle East and Africa).

For the full year 2012, 3M posted record sales of $29.9 billion, up 1.0 percent year-on-year. Organic local-currency sales grew 2.6 percent and acquisitions added 0.8 percent to sales. Foreign currency translation reduced sales by 2.4 percent year-on-year.

Four of the company’s six business segments posted full-year organic local-currency growth, led by Health Care at 4.7 percent and Industrial and Transportation at 4.5 percent. Latin America/Canada was the fastest-growing geographic region in 2012 at 10.9 percent followed by the U.S. at 4.2 percent.

Full-year 2012 earnings were $6.32 per share, an increase of 6.0 percent. Operating margins were 21.7 percent and return on invested capital was 20 percent.

“Fourth-quarter was a good finish to a successful year for 3M,” said Inge G. Thulin, 3M chairman, president and chief executive officer. “Our people executed well in the face of challenging macroeconomic conditions and we have built good momentum to innovate and move forward in 2013.”

3M affirmed its 2013 full-year performance expectations. The company anticipates 2013 earnings to be in the range of $6.70 to $6.95 per share with organic local-currency sales growth of 2 to 5 percent. 3M also expects free cash flow conversion to be in the range of 90 to 100 percent.

Fourth-Quarter Business Segment Discussion

Industrial and Transportation

•                  Sales of $2.5 billion, up 3.8 percent in U.S. dollars. Organic local-currency sales increased 3.9 percent, acquisitions (Ceradyne) added 1.2 percent to sales and foreign currency translation reduced sales by 1.3 percent.

•                  On an organic local-currency basis:

•                  Sales growth was strongest in liquid filtration, aerospace, industrial adhesives and tapes, abrasives and automotive OEM; both the advanced materials and the renewable energy businesses declined year-on-year.

•                  Sales increased in Latin America/Canada, the U.S. and Asia Pacific and were flat in EMEA.

•                  Operating income was $469 million, down 0.4 percent year-on-year; operating margin of 18.8 percent.

Health Care

•                  Sales of $1.3 billion, up 5.6 percent in U.S. dollars. Organic local-currency sales increased 5.9 percent, acquisitions (CodeRyte) added 0.5 percent and foreign currency translation reduced sales by 0.8 percent.

•                  On an organic local-currency basis:

•                  Sales increased in all businesses, with the strongest growth in food safety, health information systems, skin/wound care and oral care.

•                  Positive sales growth in all major geographies, with double-digit growth in Latin America/Canada and Asia Pacific.

•                  Operating income increased 10.8 percent to $430 million; operating margin of 32.3 percent.

Consumer and Office

•                  Sales of $1.1 billion, up 7.7 percent in U.S. dollars. Organic local-currency sales increased 8.7 percent and foreign currency translation reduced sales by 1.0 percent.

•                  On an organic local-currency basis:

•                  Growth was led by consumer health care, DIY and stationery and office supplies.

•                  Sales rose in all major geographies with double-digit growth in the U.S. and Latin America/Canada.

•                  Operating income increased 28.8 percent to $230 million; operating margin of 21.0 percent.

Display and Graphics

•                  Sales of $910 million, up 10.6 percent in U.S. dollars. Organic local-currency sales increased 8.3 percent, acquisitions (Federal Signal Technologies) added 3.2 percent and foreign currency translation reduced sales by 0.9 percent.

•                  On an organic local-currency basis:

•                  Sales increased at a double-digit rate in optical systems; sales also increased in architectural markets, traffic safety systems and commercial graphics.

•                  Sales increased in Asia Pacific, Latin America/Canada and the U.S. and declined year-on-year in EMEA.

•                  Operating income decreased 3.6 percent to $152 million; operating margin of 16.7 percent.

Safety, Security and Protection Services

•                  Sales of $904 million, down 2.5 percent in U.S. dollars. Organic local-currency sales decreased 1.7 percent, divestitures reduced sales by 0.1 percent and foreign currency translation reduced sales by 0.7 percent.

•                  On an organic local-currency basis:

•                  Sales growth was strongest in infrastructure protection, personal safety and roofing granules; sales declined year-on-year in security systems.

•                  Sales increased in Latin America/Canada and Asia Pacific; sales declined in the U.S. and EMEA.

•                  Operating income decreased 5.2 percent to $162 million; operating margin of 18.0 percent.

Electro and Communications

•                  Sales of $776 million, up 1.0 percent in U.S. dollars. Organic local-currency sales increased 1.8 percent and foreign currency translation reduced sales by 0.8 percent.

•                  On an organic local-currency basis:

•                  Sales increased in both electrical and telecom markets, partially offset by a decline in consumer electronics-related businesses.

•                  Sales increased in Latin America/Canada, the U.S. and Asia Pacific and declined year-on-year in EMEA.

•                  Operating income of $142 million, down 6.5 percent; operating margin of 18.4 percent.

3M will conduct an investor teleconference at 9:00 a.m. EST (8:00 a.m. CST) today. Investors can access this conference via the following:

•               Live webcast at http://investor.3M.com.

•               Live telephone:

Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.

•               Webcast replay:

Go to 3M’s Investor Relations website at http://investor.3M.com and click on “Quarterly Earnings.”

•               Telephone replay:

Call 800-633-8284 (for both U.S. and outside the U.S.; access code is 21609530).

The telephone replay will be available until 10:00 a.m. CST on January 29, 2013.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) security breaches and other disruptions to the Company’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended December 31,		Twelve-months ended December 31,
	2012	2011	2012	2011

Net sales	$7,387	$7,089	$29,904	$29,611
Operating expenses
Cost of sales	3,991	3,824	15,685	15,693
Selling, general and administrative expenses	1,535	1,522	6,102	6,170
Research, development and related expenses	418	379	1,634	1,570
Total operating expenses	5,944	5,725	23,421	23,433
Operating income	1,443	1,364	6,483	6,178
Interest expense and income
Interest expense	44	45	171	186
Interest income	(10)	(10)	(39)	(39)
Total interest expense – net	34	35	132	147
Income before income taxes	1,409	1,329	6,351	6,031
Provision for income taxes	405	355	1,840	1,674
Net income including noncontrolling interest	$1,004	$974	$4,511	$4,357
Less: Net income attributable to noncontrolling interest	13	20	67	74
Net income attributable to 3M	$991	$954	$4,444	$4,283
Weighted average 3M common shares outstanding – basic	691.5	701.2	693.9	708.5
Earnings per share attributable to 3M common shareholders – basic	$1.43	$1.36	$6.40	$6.05
Weighted average 3M common shares outstanding – diluted	701.2	707.5	703.3	719.0
Earnings per share attributable to 3M common shareholders – diluted	$1.41	$1.35	$6.32	$5.96
Cash dividends paid per 3M common share	$0.59	$0.55	$2.36	$2.20

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Dec. 31, 2012	Dec. 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$2,883	$2,219
Marketable securities — current	1,648	1,461
Accounts receivable — net	4,061	3,867
Inventories	3,837	3,416
Other current assets	1,201	1,277
Total current assets	13,630	12,240
Marketable securities — non-current	1,162	896
Investments	163	155
Property, plant and equipment — net	8,378	7,666
Goodwill and intangible assets — net	9,310	8,963
Prepaid pension benefits	16	40
Other assets	1,217	1,656
Total assets	$33,876	$31,616

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$1,085	$682
Accounts payable	1,762	1,643
Accrued payroll	701	676
Accrued income taxes	371	355
Other current liabilities	2,281	2,085
Total current liabilities	6,200	5,441
Long-term debt	4,916	4,484
Pension and postretirement benefits	3,086	3,972
Other liabilities	1,634	1,857
Total liabilities	$15,836	$15,754
Total equity	$18,040	$15,862
Shares outstanding
December 31, 2012: 687,091,650 shares
December 31, 2011: 694,970,041 shares
Total liabilities and equity	$33,876	$31,616

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Twelve-months ended December 31,
	2012	2011
NET CASH PROVIDED BY OPERATING ACTIVITIES	$5,300	$5,284
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,484)	(1,379)
Acquisitions, net of cash acquired	(1,046)	(649)
Purchases and proceeds from sale or maturities of marketable securities and investments — net	(211)	(745)
Other investing activities	55	55
NET CASH USED IN INVESTING ACTIVITIES	(2,686)	(2,718)
Cash flows from financing activities:
Change in debt	722	(307)
Purchases of treasury stock	(2,204)	(2,701)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	1,012	902
Dividends paid to shareholders	(1,635)	(1,555)
Other financing activities	47	(14)
NET CASH USED IN FINANCING ACTIVITIES	(2,058)	(3,675)

Effect of exchange rate changes on cash and cash equivalents	108	(49)

Net increase (decrease) in cash and cash equivalents	664	(1,158)
Cash and cash equivalents at beginning of year	2,219	3,377
Cash and cash equivalents at end of period	$2,883	$2,219

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three-months ended December 31,		Twelve-months ended December 31,
	2012	2011	2012	2011
NON-GAAP MEASURES
Free Cash Flow:
Net cash provided by operating activities	$1,738	$1,738	$5,300	$5,284
Purchases of property, plant and equipment	(507)	(517)	(1,484)	(1,379)
Free Cash Flow (a)	$1,231	$1,221	$3,816	$3,905

(a)         Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

	2012	2011
OTHER NON-GAAP MEASURES:
Net Working Capital Turns at Dec. 31 (b)	4.8	5.0
Return on Invested Capital for the twelve-months ended Dec. 31 (c)	19.8%	19.9%

(b)         The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.

(c)          The company uses non-GAAP measures to focus on shareholder value creation. 3M uses Return on Invested Capital (ROIC), defined as annualized after-tax operating income (including interest income) divided by average operating capital. Operating capital is defined as net assets (total assets less total liabilities) excluding debt. This measure is not recognized under U.S. GAAP and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

Sales Change Analysis
By Geographic Area

	Three-months ended December 31, 2012
	United States	Asia- Pacific	Europe, Middle East and Africa	Latin America/ Canada	World- Wide
Volume — organic	3.8%	7.4%	(2.4)%	6.6%	3.6%
Price	1.4	(1.6)	1.4	3.1	0.7
Organic local-currency sales	5.2	5.8	(1.0)	9.7	4.3
Acquisitions	1.9	—	0.6	0.4	0.9
Translation	—	(0.7)	(1.8)	(2.9)	(1.0)
Total sales change	7.1%	5.1%	(2.2)%	7.2%	4.2%

Worldwide
Sales Change Analysis
By Business Segment

	Three-months ended December 31, 2012
	Organic local- currency sales	Acqui- sitions	Divest- itures	Trans- lation	Total sales change
Industrial and Transportation	3.9%	1.2%	—%	(1.3)%	3.8%
Health Care	5.9%	0.5%	—%	(0.8)%	5.6%
Consumer and Office	8.7%	—%	—%	(1.0)%	7.7%
Safety, Security and Protection Services	(1.7)%	—%	(0.1)%	(0.7)%	(2.5)%
Display and Graphics	8.3%	3.2%	—%	(0.9)%	10.6%
Electro and Communications	1.8%	—%	—%	(0.8)%	1.0%

Sales Change Analysis
By Geographic Area

	Twelve-months ended December 31, 2012
	United States	Asia- Pacific	Europe, Middle East and Africa	Latin America/ Canada	World- Wide
Volume — organic	2.1%	1.3%	(2.8)%	6.9%	1.2%
Price	2.1	(1.2)	2.2	4.0	1.4
Organic local-currency sales	4.2	0.1	(0.6)	10.9	2.6
Acquisitions	0.8	0.3	1.9	0.1	0.8
Translation	—	(0.6)	(6.2)	(6.3)	(2.4)
Total sales change	5.0%	(0.2)%	(4.9)%	4.7%	1.0%

Worldwide
Sales Change Analysis
By Business Segment

	Twelve-months ended December 31, 2012
	Organic local- currency sales	Acqui- sitions	Trans- lation	Total sales change
Industrial and Transportation	4.5%	1.1%	(2.9)%	2.7%
Health Care	4.7%	0.3%	(2.5)%	2.5%
Consumer and Office	3.8%	2.0%	(1.9)%	3.9%
Safety, Security and Protection Services	2.2%	—%	(2.7)%	(0.5)%
Display and Graphics	(2.4)%	0.9%	(1.6)%	(3.1)%
Electro and Communications	(0.8)%	—%	(1.6)%	(2.4)%

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

BUSINESS SEGMENT INFORMATION
NET SALES
(Millions)

	Three-months ended December 31,		Twelve-months ended December 31,
	2012	2011	2012	2011
Industrial and Transportation	$2,493	$2,402	$10,346	$10,073
Health Care	1,332	1,261	5,158	5,031
Consumer and Office	1,097	1,019	4,316	4,153
Safety, Security and Protection Services	904	927	3,802	3,821
Display and Graphics	910	823	3,560	3,674
Electro and Communications	776	768	3,228	3,306
Corporate and Unallocated	1	2	5	11
Elimination of Dual Credit	(126)	(113)	(511)	(458)
Total Company	$7,387	$7,089	$29,904	$29,611

BUSINESS SEGMENT INFORMATION

OPERATING INCOME

(Millions)

	Three-months ended		Twelve-months ended
	December 31,		December 31,
	2012	2011	2012	2011
Industrial and Transportation	$469	$472	$2,258	$2,057
Health Care	430	389	1,646	1,489
Consumer and Office	230	179	930	840
Safety, Security and Protection Services	162	171	847	814
Display and Graphics	152	157	693	788
Electro and Communications	142	153	691	712
Corporate and Unallocated	(114)	(132)	(469)	(421)
Elimination of Dual Credit	(28)	(25)	(113)	(101)
Total Company	$1,443	$1,364	$6,483	$6,178

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products.  Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better.  3M is the innovation company that never stops inventing.  With $30 billion in sales, 3M employs 88,000 people worldwide and has operations in more than 70 countries.

Investor Contacts:	Matt Ginter	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000